Exhibit 99.4

Independence Realty Trust, Inc. Announces Closing of Public Offering of 10,350,000 shares of Common Stock, Including Exercise in Full of Underwriters’ Option to Purchase Additional Shares

2/24/2020 PHILADELPHIA--(BUSINESS WIRE)--Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) today announced the closing of its previously announced underwritten public offering of 10,350,000 shares of common stock at a public offering price of $15.30 per share, including 1,350,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares of common stock. In connection with the offering, IRT entered into forward sale agreements with Bank of Montreal.

KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. acted as joint book-running managers and representatives of the underwriters for the offering. Stifel, Nicolaus & Company, Incorporated, BofA Securities, Robert W. Baird & Co. Incorporated and Capital One Securities, Inc. acted as joint book-running managers for the offering. SunTrust Robinson Humphrey, Inc., PNC Capital Markets LLC, Regions Securities LLC, William Blair & Company, L.L.C., Comerica Securities, Inc., Samuel A. Ramirez & Company, Inc., Compass Point Research & Trading LLC and Ladenburg Thalmann & Co. Inc. acted as co-managers for the offering.

IRT will not initially receive any proceeds from the sale of shares of its common stock by the forward purchaser or its affiliates in the offering. IRT expects to use the net proceeds, if any, it receives upon the future settlement of the forward sale agreement to fund potential acquisitions and other investment opportunities and may use proceeds for other corporate purposes, including the reduction of outstanding borrowings under its unsecured credit facility.

A registration statement relating to the offered securities has been declared effective by the Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement and an accompanying prospectus. Copies of the prospectus and the prospectus supplement relating to the offering, may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov or contacting KeyBanc Capital Markets Inc., Attention: Equity Syndicate, 127 Public Square, 4th Floor, Cleveland, Ohio 44114, or by telephone at (800) 859-1783, or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, New York, New York 10036, telephone: 1-800-414-3627 or by emailing bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation. More information may be found on IRT’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgments and expectations of IRT’s management. These risks include, but are not limited to the risk that we may not complete any potential acquisitions, other investment opportunities or other transactions in a timely fashion or at all, the risk we may not complete this offering in a timely fashion or at all, and those risks and uncertainties associated with IRT’s business that are discussed in IRT’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K. Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

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Independence Realty Trust, Inc.
Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola
212-277-4322
IRT@edelman.com

Source: Independence Realty Trust, Inc.